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The following is a transcript of a conference call with analysts and others held on November 18, 2005 in connection with Cisco Systems, Inc.’s definitive agreement to acquire Scientific-Atlanta, Inc.

PRELIMINARY TRANSCRIPT

Nov. 18. 2005 / 8:00AM, CSCO - Cisco Systems, Inc. announces agreement to acquire Scientific-Atlanta, Inc.: Business & Technology Overview with Mike Volpi (CSCO) & Michael Harney (SFA)

PRELIMINARY TRANSCRIPT

Conference Call Transcript

CSCO - Cisco Systems, Inc. announces agreement to acquire Scientific-Atlanta, Inc.: Business & Technology Overview with Mike Volpi (CSCO) & Michael Harney (SFA)

Event Date/Time: Nov. 18. 2005 / 8:00AM PT

Event Duration: N/A

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Nov. 18. 2005 / 8:00AM, CSCO - Cisco Systems, Inc. announces agreement to acquire Scientific-Atlanta, Inc.: Business & Technology Overview with Mike Volpi (CSCO) & Michael Harney (SFA)

CONFERENCE CALL PARTICIPANTS

from

is the following

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Nov. 18. 2005 / 8:00AM, CSCO - Cisco Systems, Inc. announces agreement to acquire Scientific-Atlanta, Inc.: Business & Technology Overview with Mike Volpi (CSCO) & Michael Harney (SFA)

TRANSCRIPT

Editor

please stand by for the realtime transcript. the Cisco Systems conference call will begin shortly.

Operator

Welcome to Cisco Systems/Scientific-Atlanta conference call. At this time, all participants under a listen-only mode. During the question-and-answer session, please press star one on your touch-tone phone. Today’s conference is being recorded. If you have any objections, you may disconnect at this time. Now I would like to introduce Mr. Tom Robey, vice president of investor relations, Scientific-Atlanta, sir, you may begin.

Unknown Speaker*

Good morning, everyone and welcome to our conference call. This is Tom Robey, I’m vice president of investor relations at Scientific-Atlanta and I’m here with Mike Volpi, senior vice president and general manager, routing and service provider technology group at Cisco, and Ned hooper, vice president of corporate business development at Cisco. Also with me this morning is Michael Harney, senior vice president and president of the Scientific-Atlanta business. A replay of this conference call will be available from

30 p.m. eastern time today, November 18th, 2005, to 8 p.m. eastern time November 23rd, 2005 at 888-568-0125 in the United States and 203-369-3460 internationally. The replay also is available on Cisco investor relations web site at www.Cisco.com/go/investors. The matters both companies will be discussing today will contain forward-looking statements and are subject to the risks and uncertainties that we discussed in detail with the documents that we file with the SEC, specifically most recent report on forms 10-K and 10-Q and any applicable amendments which identify important risk factors that can cause actual results to differ from those contained in any forward-looking statements we may make on this conference call. An authorized recording of this conference call is not permitted. Now, I will turn the call over to Mike. Mike?

Unknown Speaker*

Tom, thank you very much, and thanks, everybody, for spending the time with us to talk to us about this very exciting event that happened today, this very exciting announcement that we made today. As Tom mentioned, we announced the acquisition from Cisco Systems of Scientific-Atlanta today, and what we are going to do during this call is to spend about 30 minutes or so crofering why we did it, how we did it and how we will move forward as a combined company, and then give you an opportunity to ask us questions about the strategy, the transaction itself, the technology, the customers and otherwise so that hopefully we can clarify any thoughts or questions you might have on this opportunity. Let me begin by giving a kind of quick summary as to why we think this is such a — a critical day in Cisco and Scientific-Atlanta’s history. We have been talking about, for a number of years, how four different types of medias are coming together in a common infrastructure. Data, voice, video, mobility, the so-called quad play. In particular, today’s discussion is about video. and we believe that video is really emerging as a key strategic application in the service quadruple play bundle. The reason we believe that it is, is that historically what we have seen is when you are in the business of building networks, the bandwidth dominant application, which clearly is video, often is the one that dictates how networks are built over the long term. For the long time, we have been talking about streaming of video over IP infrastructures, but markets, technologies, and the financial world had inhibited that from really happening in full scale. But we believe that over the next two to three years, we are going to see a dramatic change in that landscape, where video over a broadband infrastructure truly becomes the centerpiece of the investments that service providers make and the expectations that consumers have. With video being the dominant application in that context, we believe that the key knowledge of how to build video-enabled and video-oriented IP infrastructure is a critical asset in that context. Scientific-Atlanta’s experience base, their scale, and their ability to create and build and maintain these kinds of networks, combined with SYSCO’s know-how and — SYSCO’s know-how and commitment gives the combined entities a critical advantage competitively. What we bring together is unmatched experience as in delivering large scale video systems and that is something that no other company in the market can offer. In addition, to which, you probably know that Cisco acquired a company called Linksys for home networking equipment. We have Wi-Fi, broadband routers and other kinds of home devices which we believe can interconnect and extend the Scientific-Atlanta footprint in the home and but Cisco Systems in the leadership not only in the network, towards the carriers and service providers but also in the digital home itself. Furthermore, Cisco has a global presence,

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Nov. 18. 2005 / 8:00AM, CSCO - Cisco Systems, Inc. announces agreement to acquire Scientific-Atlanta, Inc.: Business & Technology Overview with Mike Volpi (CSCO) & Michael Harney (SFA)

particularly in the service provider market, close to 60% of Cisco’s revenues come from markets outside of the United States. Scientific-Atlanta also has an international presence, but about 70% of Scientific-Atlanta’s revenues come from the domestic markets. We believe the combination of Scientific-Atlanta’s experience base with the distribution channels and relationships that Cisco has internationally also represent very interesting synergies for the combines companies can exploit. The he of key message here is that from a Cisco perspective we have been working very hard and achieved market leadership in the high-speed data broadband buildup. That’s a process that’s been happening around the world for the last five to six years. In? Markets, the penetration has achieved as much as 90% of the population, even in the United States, 25 to 30% of the households in North America now enjoy broadband data. That infrastructure has obviously allowed consumers to benefit from a new set of applications and experience on the Internet that they couldn’t have access to before. And in addition to that, we have become — we have come to a point where voice over IP has become one of the critical applications on that infrastructure. In the United States alone, close to 3 million subscribers now receive their voice services over IP infrastructure in the consumer market and, of course, in the business market, Cisco itself has sold more than 7 million IP phones. With VoIP becoming main stream, and Cisco becoming the principal provider of voice technology, both as a hand set, as well as voice gateway and soft switch market, we are looking towards the future of the next application that is really going to drive a level of growth and — and opportunity for our company, and this is where video comes about. We do believe that video represents the biggest opportunity as we go forward, because of purely the level of bandwidth that video itself consumes in the network infrastructure. But, in addition to that, when you think about all the contingent and adjacent markets around the video world, whether it’s advertising or media, or home networking, all of those represent a market that can be, in fact, dramatically transformed with a video over ipso liewtion. Both Scientific-Atlanta brings to the table is that video expertise that will allow consumers to not only enjoy video the way they do today, but also enjoy video in planners and ways and experiences which they have never had before, through the Cisco Scientific-Atlanta combined offering. For the — for those of you who have been following Cisco closely but don’t know Scientific-Atlanta as well, this is a company that has three fundamental core competencies. The first and the one that the most people know about is the subscriber systems, the set top boxes which involve end-to-end subscriber systems not just the set top box itself but also the entire software and systems infrastructure that allows the management, operations and monitoring of those set top boxes. Those set top boxes are range from the high end complex systems that have DBRs and high-definition, to low end, very cost effective systems that are focused on standard definition. There’s a tremendous amount of infrastructure that allows carriers to seamlessly manage and operate them as though those set top boxes were, in fact, fully pledged member of the — fully fledged member of the service provider’s network. The second business is a transmission network. This is a system that takes the satellite feeds, plugs them into the heads and interconnects them to the fiber optic coax in other words through the cable operators through the set top boxes. This is also a critical market because it plays a very, very key role in the interconnectivity and the indent solution that Scientific-Atlanta se lerves and it has a very complex and thorough network system that can look at the experience and observe the experience that every set top box user has in the market. The third, and extremely critical component that Scientific-Atlanta brings to the table is its scicare service. This is a system integration capable that Scientific-Atlanta has where they can truly, from an end-to-end perspective, offer consulting, remote maintenance, network management deployment, training and installation services sho that we really do a complete solution set to the customer. In other words Scientific-Atlanta is not just a technology provider but a true primary solution provider to their customers. And this is an extremely critical and differentiating characteristic of what Scientific-Atlanta offers and something that even Cisco has a tremendous amount to learn from. These three components combined with what SYSCO already has in its — Cisco already has in its portfolio, gives us a unique position in the market. I will go to the three key elements the aJen darks the market context and the value of the combined company and the integration strategy. First of all, as you all know, networking business itself is in transition. If you look at IP networking over the last decade, it’s been about providing more bandwidth to users and that was a great story for the last ten years. But if you look to the future, purely more bandwidth does not differentiate things enough. There needs to be a migration where the customers can offer rich and unique services over that broadband wipe to their consumer base. That means that the key value proposition of the network has to migrate away from purely transporting bits at a higher speed, to offering differentiated services and unique services for our carrier customers. Differentiated services means more applications and typically means more complexity. However, while the quality and the richness of the services increases, the job of service provider and us as equipment providers to them is to reduce the level of complexity, and reduce the cost of operating such an integrated network. That’s the second key trend in the market, where the integration of the right kind of network architectures allows for both reduced complexity and cost in our customers’ networks. Of course, underlying all of this transition is one key component of technology, which is IP, the Internet protocol. Many doubted whether IP was, in fact, a unifying protocol over which a lot of different traffic types converge. Today there’s no questions that that is the trend and the direction. IP offers a very flexible and adaptable protocol with now the robustness that makes it carrier class and the flexibility truly to offer, data voice, video and all sorts of new services that actually span the media types and our unique and differentiated relative to what consumers experienced today. Bear with me for one second. There we go. Also the other key element is that the expectations of end users are changing. End users now expect a tight Cumming — coupling. Historically when you talk about pure high-speed data, consumers were happy to plug in a PC and surf away. When we talk about putting voice or video over our IP structure, consumers have come to expect a certain level of experience when they do that activity. The key trend here is that not only do we have to meet and match that level of experience that consumers have today, but through good system level design and integration, create an actually improved experience, do things withson — conwith consumers that they couldn’t do before and offer an experience that is driven through the network infrastructure. In other words, rather than just offering the same video services that you have today over a broadcast infrastructure, the future of IPTV is about offering a differentiated, unique set of experiences to the consumer that were not offered before. They have different kinds of programming guides to have different kinds of picture-in-picture images and request on demand

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Nov. 18. 2005 / 8:00AM, CSCO - Cisco Systems, Inc. announces agreement to acquire Scientific-Atlanta, Inc.: Business & Technology Overview with Mike Volpi (CSCO) & Michael Harney (SFA)

programming that was not available before. And these are all things that couldn’t be done before, but can be done over an IPTV infrastructure. And last, and very important, because an IPTV infrastructure is fundamentally a unicast experience, meaning every stream is unique to the end user, it’s something that users didn’t have access to before. The service provider video is absolutely fundamental. As I mentioned earlier, given that video is a primary band widdle drieter as an application over their networks, ingly, the — bandwidth driver as an application over the networks, interestingly, web surfing will be riding along on the coattails of that primary application. That also means that video application will have to be continued in its transformation in that it’s not just the same video application but it’s HDTV or prerecorded content in the form of DBRs that reside on the set top boxes. These trends combined with eTV, create new excitement in the television median. And with video migrating in the IP Sen trick approach of architectural design, the customers will be able to see traditional television, as well as forms of television that they’ve never seen before. This is true for both of our key customer sets, for cable operators, would have been in the video business for a long time, we see the entry and the continuled cycle of upgrades of set top boxes from simple termination devices to devices that can produce higher definition television and have DBR functionality and DVD functionality in those systems and also cable operator starting to think that the docks or the high-speed data Chan sel an opportunity to provide — channel is an opportunity to provide video where it wasn’t in the past. In parallel, our teleco customers are building with a lot of vigor, this IPTV network infrastructure. This is true in the United States. It’s also very true both in Europe, as well as in Asia Pacific, where band bandwidth is in some cases more plentiful than here in the United States and customers in the teleco business are focused on this to compete with their competitors and create revenue and growth in their own businesses. How big is that opportunity? Well, today we believe that the opportunity around service provider video is in the neighborhood of a $4 billion, $5 billion business. We believe that that growth rate of that business is 22%, and as you can see from the chart, we believe that the opportunity by 2009 is going to be a hand-in-hand battle between the teleco and the cable operator both capturing a significant amount of share in the overall IPTV market segment. We think this is a ewe Feick opportunity for both companies to — a unique opportunity for both companies to grow into these markets as they evolve. Let me talk a little bit about the value of the combined company now. As you can see, we have an opportunity where the unmatched experience of the two companies offer incredible coverage in the market segment. There are 22 million Explorer digital set top boxes in the market today. Over 3.7 have DBRs and over 2.6 million of those have HDTV systems. Scientific-Atlanta has 50 million home pass with over 240 video deployed globally, including some of the world’s largest such as the New York City deployments. Over 10 million digital video subscribers get their Sid individual — video streams over Cisco Systems. So both are well down the bath as you can see on the logos on the right-hand side of the clart mft customers that we have are customers that we have in common and we become truly not just suppliers but strategic partners with our customer base. If you look at the overall solutions this chart gives you a little bit of a sense for where we see some of the opportunities. Think of the middle of the block, as the traditional Cisco knowledge base and experience set. We had some home devices. We obviously had a large presence in the network, but a — the IPTV or video system has to have a lot of other components in it. You need head end systems. You need a control mechanism between the head end and the set top box and, of course a very key component in the system integration capabilities that Scientific-Atlanta brings to the table. With Scientific-Atlanta also gives us is the set top box is the voice and the modem and capabilities. A control plane are a infrastructure which controls the video from the head to the home. Also the video control within the video head ends, as well as transmission infrastructure for cable video edge, as well as hydrofiber coax. Now, this transaction is not just about putting these blocks together but is also about creating synergy between these blocks. And Cisco coming from the network side and attaching its side with Scientific-Atlanta would has experience and knowledge base and presence in the home, control and video head end and system integration market allows to us create solutions that as independent companies we were not able to create before. This very much fits in with our overall architecture that for those of you who follow the SYSCO story are very familiar — Cisco story are very familiar with at this point. It allows to us fill out the network layer with the key customer layout as well as the access ago gasfor video specifically. It allows to us enrich the service exchange solution with the video story and the control infrastructure and allows to us have third parties, service providers, as well as other application writers create, develop new applications that ride on top of our service control infrastructure and integrated network to create a unique experience for our customer base. What I’m going to do now is I will turn it over to Michael for a few slides so he can talk to you about the specifics of the combined solution with some emphasis on the product that Scientific-Atlanta adds into the portfolio.

Unknown Speaker*

This is Michael. I will start on the right side of the chart and move left and then I will pass it over to Dwight to finish the chart. But looking at the category called “Home” we are obviously very well known for our CPE gear, and we have a few very nice pictures here. The unit on the top is our latest third generation Explorer 8300, comes in HD, SD, else and is truly the flagship product at the moment for the set tops. Below that, we see some of IP products in the service provider market for cable modems and embedded MTA, which has been a very good growing business for us, obviously we don’t have a great deal of presence, obviously, we are very excited about the two companies coming together. If you move to the video head end section, I will point out one item and then I will give Dwight the rest of the chart but we do have very sophisticated network control system, which is labeled DNCS, but essentially handles all of our conditional access, all of our broadcast, video, interactive video, including sessions for OnDemand television. We’ve also introduced recently a distributed architecture to provide a switch digital broadcast system as well for the cable space and we’re looking at rolling that out over the next six months. Dwight?

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Nov. 18. 2005 / 8:00AM, CSCO - Cisco Systems, Inc. announces agreement to acquire Scientific-Atlanta, Inc.: Business & Technology Overview with Mike Volpi (CSCO) & Michael Harney (SFA)

Unknown Speaker*

Thanks, Michael. Probably just a couple of things to add. If you look at that on the access, basically, we’ll continue to expand our scale and leadership into the HSC access area and the issues there longer term are how we continue to help our customers efficiently expand the bandwidth to an integration of that HSDC access for wireless and commercial applications. Continue to work with our couldn’tical partners — optical partners on our transport business. When you go into our area which we call head end or digital media, obviously, things we really bring to the table there for them are all the advanced video compression and just as important, what — once those signals are compressed how you do video multiplexing and how you look at those individual streams to add certain packets encryption and other areas like that. And also our end-to-end network management system, and then the other part of this thing is as we get into the receive side on the head end, we also have taken some of Michael’s technology on the storage side and starting to integrate that into the receive side, which long term will add value to our enterprise customers.

Unknown Speaker*

Great, thanks, guys.

Unknown Speaker*

If you look at it from the customer’s point of view, from then user’s point of view, increasingly, Cisco has broadband solutions, voice and video solutions, network entertainment solutions, as well as relationships with a range of content providers that should help us continue to evolve our solution set to ensure the differentiated experience that we talked about. If you look at it more from a logical perspective on what kind of technologies that we bring to the table, again, within the home, we have activities that range from home plug, HPNA and mocha, as well as traditional ethernet technologies, a range of different types of devices which now through home networking will be interlinked in a much more intelligent way, technology that’s controller technology in the network, ranging from additional cable-oriented control plain for example, to sord of INS infrastructure, that includes presence, security, and control forth that allow a broad range of devices in the network infrastructure to interconnect and offer a set of applications and usage experience the users that were just unprecedented in the past. I mentioned the importance of the site care capabilities, the system integration capability. Dwight, I will ask you to comment on that to talk to our audience a little bit about the critical aspects of how well we do this, and how unique a service offering it is in the market.

Unknown Speaker*

Well — thanks. As we get into this area of video integration, the unique thing that we really bring here is over the last 55 years of our company, we had developed a core skills set in how you design these networks and where the right places tore put redundancy and how these things work on an end-to-end basis. The other unique thing we have done is we have been very recognized in the whole world of how we deal with the broadcasters and the content ago gators over a period of — ago gators over a period of 20 or 25 years and how we get those signals and how they get down to the head end and plus how they are received and ready to go out on the IP network. And what is unique, is putting those two capabilities together, basically gives you the long-term vision of how head ends in the future will look.

Unknown Speaker*

Great. Thank you.

Unknown Speaker*

Let me talk a little bit about the customer synergies. You can see two basic markets here, United States and the international market. You will see a great deal of common logos between our two companies. , which we think is an absolutely unique opportunity in that for many of these customers, the transition to IP-oriented video is ahead of them, and the combined two companies will offer a much more complete solution than what we offered to in the past. On the international front we have obviously common customers certainly on the cable side, but we think that there’s a pretty unique opportunity to take the scientific story, the Scientific-Atlanta core competencies to a traditional Cisco customers that are also embarking on this journey to IPTV. So very, very, exciting situation there. What that translates to is a really unique value proposition, even from a financial perspective, because what it speaks to is that we have a traditional business in the cable side for both companies which is

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Nov. 18. 2005 / 8:00AM, CSCO - Cisco Systems, Inc. announces agreement to acquire Scientific-Atlanta, Inc.: Business & Technology Overview with Mike Volpi (CSCO) & Michael Harney (SFA)

growing at a healthy rate, about 10, 12% for Scientific-Atlanta. That market is growing at a 30% rate for Cisco, year-on-year but then if we layer on top of that the telecould and the broad range of the synergies you can see that there’s very interesting synergies that take the combined growth rate of the companies we believe from a 12 to 16% range. So some exciting opportunities there. Lastly, let me just briefly comment on the integration strategy of the company. Many of you may ask the question, well, Scientific-Atlanta is not the typical company that Cisco acquires. It’s an opportunity to grow and it gives us a starting point into a very attractive, very large market segment that has historically been more difficult to penetrate for both of the independent companies. But at the same time, this is a larger, more well organized company, with a tremendous amount of infrastructure and process that traditional Cisco acquisitions have not add. In order to make sure we do not lose the core competencies. We will integrate Scientific-Atlanta and maintain it, and make it a new division of Cisco Systems upon closing. It will create synergies across multiple layers and go to mark from a sales perspective, technological synergies that we can create between infrastructure, set top boxes and networking that we provide and through those, build solutions that are unique to the customers and offer them in the same manner that Scientific-Atlanta has been able to offer and in other words a system integration perspective to the customer base. We are honored to have Jim McDonald and the rest of the management team join us. They will be part of our routing and service provider organization and I very much look forward to working with Michael, with Dwight, with Jim, and hopefully mutually learning a lot about our own technologies in the market, and capabilities that we can help our customers with. And, of course, within Cisco, we will have a senior level advisory council of management team, both from Scientific-Atlanta and Cisco, that will oversee these efforts of this acquisition. We, of course, recognize that with the business of this magnitude, we are not going to take any decisions trivially, we’ll question everything that we do in a very consistent kind of a way to make sure that the transaction and the integration works smoothly. That was what we had in terms of prepared remarks and now we’d like to move to the question-and-answer session. ++++q-and-a operate pray thank you, sir at this

Operator

Thank you, sir. At this time, if you would like to ask a question — [ Operator instructions ] Our first question is from Tim Dobbins with Pacific Crest Securities.

Unknown Speaker*

Thank you, my question is around kind of the teleco opportunity. You guys have obviously been losing some share on the edge routing side. Does this help your edge rouding portfolio and can you integrate some of the Scientific-Atlanta stuff to enhance your edge routing for video and you are still missing the access on dsl and fiber to the premier side. Is that a piece that you feel you need to have or are you going to partner on some of that stuff?

Unknown Speaker*

To answer your first question, it most definitely helps us on the edge routing side. One of the reasons we have been challenged in the market on edge routing is because some of our competitors have been able to sell a more end-to-end integrated solution Rell totive us — relative to us. Especially when you enter a new market, telecos look for a more complete solution. In new markets, particularly in video they look for a complete solution. This combination is a clear response to that. It allows us to offer not only a complete solution from a technology perspective, but also from a system integration perspective. And so we do believe that this will allow us to more ektively — more effectively pull together our routing systems at the edge, into a solution which includes the set top box and the video head/end equipment to create an overall superior solution and a capability to go to mark that’s much more integrated the teleco space. So the answer to that is — is absolutely, yes. Can you repeat your second question? Oh, the access side. I’m sorry. In terms of the access side, I — I think that’s a market segment that isn’t observing as much of a transition in that, yes, it’s going to higher speeds but it is a relatively sma tour market with some — mature market with some well-established players in there. What we’d like to do is work with people in the market already. Also, keep in mind that access is varied and so in telecos is clearly DSL but even there you have Verizon rolling out principally on fiber optics and in the cable segment which is a very, very important market segment for us, it’s over hydrofiber coax, so in. Do is, we have very, very strong market share, and the transmission business of Scientific-Atlanta also bolsters that mark position. And in fiber, we sort of see Verizon out there, deploying this as kind of a unique player in the mark. We are observing that market to see how quickly it evolves and develops. In DSL, clearly there’s an established set of players that we will look to work with in the market segment. But we don’t believe that we have to have that in our direct portfolio to provide an end-to-hend solution in that a very large portion of the intelligence goes into the network and the video system and principally what access does is purely provide transmission capability and is a bit less differentiated than some of the end-to-end solutions that we’ll have to offer as a combined company.

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PRELIMINARY TRANSCRIPT

Nov. 18. 2005 / 8:00AM, CSCO - Cisco Systems, Inc. announces agreement to acquire Scientific-Atlanta, Inc.: Business & Technology Overview with Mike Volpi (CSCO) & Michael Harney (SFA)

Unknown Speaker*

Great. Thank you.

Unknown Speaker*

Sure.

Unknown Speaker*

Operator

Our next question is from Alex Henderson with CitiGroup. Mr. Henderson, sir, your line is now open. [ Silence ]

Unknown Speaker*

Yeah, sorry, I had the mute on. I was wondering if you could give us some sense as you are integrating this how the impact will be on the move towards open systems within the — the — the set top box that’s been out there, and if there’s a — an issue that we need to think about longer term, relative to the position of SFA on that issue and how that plays into, you know the open system architecture that has typically been the case in IP markets.

Unknown Speaker*

Yes, this is Michael. On the next generation opportunity, which I think is the open systems quote, we actually view it very much as a — not a threat, but very much as an opportunity and currently we do about 7% of our — 7% of Comcast business on set tops and then there’s only upwards to go. When the Adelphia deal closes, that number will about double and that makes us more much Morrell Vant with Comcast. Folk — more relevant with Comcast. Folks who follow us know this, but we are actually cochairs on at least three of the committees associated with this next generation activity around the set top, and we’re quite excited about it. As an example, Cablevision, which is roughly our number two customer in that particular market, they use the NDS access system, and we actually implemented our products around that capability, because they had originally deployed Sony and — with MDS and they needed to be backwards compatible with that system. We have done wonderful business there, and it’s not the conditional access system that provides all the value. It’s something of the things that we have been talking about for a while now which is the ability to gather up all the products, the ability to hook them all up, the ability to make sure all the software systems are running and frankly, abstract the complexity of these networks from the customers. So we look at it as a great opportunity, frankly. ) ) If I could comment on that a limb bit too. You know — a little bit too. You know, we’re obviously still more of an outsider looking into this — the market, and I — I would say that generally speaking, there’s been an overplay in the market and the importance of conditional access technology. It is clearly an important component of the technology, but it is not only differentiator. In fact there are other elements that really differentiate the total solution and the one that Michael mentioned is the probably the most relevant is the customers don’t look for a cheap set top box but look for a end-to-end system where the set top box behaves as part of a network itself. The set top box is part of the service provider’s infrastructure, and as such, it’s reported upon, it’s monitored, it’s well understood and the capability to operate that piece, as a network element, rather than an alien thing that plugs into the network, is a critical competitive advantage in the mark and that competitive advantage exists regardless of whether you are using our key or other conditional access mechanisms or open conditional access mechanisms and that’s a very important element to underline as to the competitive dynamics of this market.

Unknown Speaker*

Great. Thanks.

Operator

The next question is from John ciao with Lehman Brothers.

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PRELIMINARY TRANSCRIPT

Nov. 18. 2005 / 8:00AM, CSCO - Cisco Systems, Inc. announces agreement to acquire Scientific-Atlanta, Inc.: Business & Technology Overview with Mike Volpi (CSCO) & Michael Harney (SFA)

Unknown Speaker*

Thank you very much. Can you hear me okay?

Unknown Speaker*

Yes. Thank you.

Unknown Speaker*

Okay. Great. I understand Scientific-Atlanta has been working with appletel and Microsoft. I’m wondering how this transaction may change some of the working dynamics over there at the — at SBC.

Unknown Speaker*

This is Dwight. We’ve — we don’t see any changes of that dynamics. We think they will encourage these dynamics. But we are very comfortable with our partners with Alcatel and with Microsoft and we think this will add value to that relationship.

Unknown Speaker*

Yeah, okay.

Unknown Speaker*

One thing I would add to that is that, you know, the success — particularly SBC is a very important for the industry. We need to make SBC successful, because that will accelerate the whole market and so both Cisco, which does not have a large role to play to date in the SBC light speed project, but Scientific-Atlanta will continue to be deeply committed in the success at SBC and will partner with both Microsoft and hopefully with Alcatel to do the absolute best that we can for that customer so that we can create not only a small success but a large market success and lead the way for many other service providers to follow in that path.

Unknown Speaker*

Okay. Could I ask you one more question?

Unknown Speaker*

Sure.

Unknown Speaker*

Okay. Mike, you mentioned earlier that integration has been a key thing in the video arena and you talk about integration. Can you talk about the sense, how big the services arm, and what the revenue contribution today looks like right now and where that can go?

Unknown Speaker*

I don’t — I don’t think — we don’t go public with that information. At some point in time when we get all this put together, Cisco can decide how they want to deal with that.

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PRELIMINARY TRANSCRIPT

Nov. 18. 2005 / 8:00AM, CSCO - Cisco Systems, Inc. announces agreement to acquire Scientific-Atlanta, Inc.: Business & Technology Overview with Mike Volpi (CSCO) & Michael Harney (SFA)

Unknown Speaker*

Okay. Thanks.

Operator

Our next question is from Subu Subrahmanyan.

Unknown Speaker*

Thank you. Can you talk about what level of success Scientific-Atlanta broadly had with the IPTV opportunity, what kind of opportunities you have been addressing and any — I guess issues that you’ve had, since you’ve not had income relationships with the incumbents in the past?

Unknown Speaker*

I’m not sure I understood the last part of the question. Let me take the first part and then ask you to clarify. We’ve got a group at Scientific-Atlanta dedicated to the IPTV set top opportunities, as part of my IP systems group, which includes data modems and voice modems as well, and we’re working on a whole family of products that have been announced at various shows and have been actually demonstrated at various shows. I will tell you my — my lawyers and my finance people tell me that particular part of my business outpaces a number of RFPs that are responded to by everyone else. So they are very busy all over the world, frankly. The only deal we’ve announced is the SBC deal, and I think that’s one that everyone is very aware of, but we were picked as one of two vendors for SBC and it’s very interesting. They did an RFP to companies all over the world, and then when they got done they decided to pick the two best companies to do this, which was Scientific-Atlanta and Motorola, which is very interesting. Can you repeat your second part?

Unknown Speaker*

Yeah, my — the other part of my question, and I recognize the SBC deal, I’m just curious about some of the other stuff that’s been announced if you are as involved in the RFP activity and your traditional lack of relationship with RBOC has been a challenge, you know, in closing some of those deals.

Unknown Speaker*

Well, I — I think obviously, the combination of the companies will enhance the relationship on the teleco side, international, in particular so we are excited about that. I would say that the company, Scientific-Atlanta has a lot of credibility around the world. We are well known as a very confident, capable set top company, and so there’s a — there’s a good amount of engrained credibility there already. But we are very active in all the RFPs that are out there, but I agree with Mike. I think the world is watching SBC and we really need to make sure that that goes as well as it can go.

Unknown Speaker*

Great. Thank you.

Unknown Speaker*

Thank you.

Operator

Our next question is from Tim Long with Bank of America.

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PRELIMINARY TRANSCRIPT

Nov. 18. 2005 / 8:00AM, CSCO - Cisco Systems, Inc. announces agreement to acquire Scientific-Atlanta, Inc.: Business & Technology Overview with Mike Volpi (CSCO) & Michael Harney (SFA)

Unknown Speaker*

Thank you. Could you talk a little bit more about some of the synergies here, two different areas if I could. Mike, you talked a little bit about what your initial views would be on — maybe on the procurement front. Obvious hi some of the — obviously some of the key suppliers to the cable type of products are also suppliers to a lot of other Cisco products. Can you just talk about if there’s — if you ultimately see any leverage or change of procurement strategy that could help the gross margin line? And then on the — on the sales and marketing and that side of it, if you could just maybe give us a sense, are there any duplicative efforts here that could result? A — a more streamlined OpEx for the two companies? Thanks.

Unknown Speaker*

So we’ve only done our first pass evaluation on the — the potential component savings side from a manufacturing perspective. Our first pass assessment is that there’s some opportunities there. We do have common suppliers, and just sort of zipping through the top suppliers on both companies, there are circumstances where because of our volume at Cisco, we had somewhat of an advantage and frankly, there are also circumstances where because of the set top box volume, Scientific-Atlanta had some advantages over Cisco. So we do think that there’s some opportunity there. I don’t think we are prepared at this point to give you a sense as to how much they were. We’ll know more as this transaction matures a little more but we’ll see that. In terms of the redundancies on the OpEx side, we don’t think there’s much in terms of cost savings in that Scientific-Atlanta sales force is fairly small and very targeted and relatively speaking we have 13 or 14,000 salespeople at Cisco, I think Scientific-Atlanta has the neighborhood 2650 if — 250 if I’m not mistaken. Where there is opportunity is because Scientific-Atlanta has historically been focused on the U.S — more strongly on the U.S. market we have coverage in a lot of marks where they just don’t have salespeople yet. So being able to take the product and the knowledge base over to those market segments, you know, taking to Europe, southern Europe, like Italy or France or Switzerland or some of the markets in Asia, we think that there’s some pretty interesting opportunities there to bring the expertise to those market segments, and so we think there’s more of a top line synergy opportunity there on the international side for sure.

Unknown Speaker*

Thank you. If I could follow up quickly on the procurement side, is it safe to assume that this is a larger acquisition than normal that there else generally going to be a higher likelihood of synergy and bigger scale of inn synergy than in previous deals?

Unknown Speaker*

Well, in the previous deals, in a lot of the smaller transactions, the volumes weren’t big enough to really make too much of a difference, obviously. In this case, there’s a fair bit of volume so I think some of the synergies on the procurement side will bring to the table a good amount of savings but it’s too early to quantify right now without going through the details.

Unknown Speaker*

Okay. Thank you.

Operator

Your next question is from Aryeh Ben singer with Standard & Poor’s.

Unknown Speaker*

You mentioned that Cisco and Scientific-Atlanta shared some of the cable. I wonder if you could give us an idea of your cable industry exposure or some sense of how big the market is to overall revenue and also, do you see the plug-and-play sort of functionality sort of hampering the long-term growth rates for Scientific-Atlanta and how do you plan to sort of combat that?

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PRELIMINARY TRANSCRIPT

Nov. 18. 2005 / 8:00AM, CSCO - Cisco Systems, Inc. announces agreement to acquire Scientific-Atlanta, Inc.: Business & Technology Overview with Mike Volpi (CSCO) & Michael Harney (SFA)

Unknown Speaker*

So what I will do is I will comment on the first part. Cisco’s business and the cable operator business is about $1 billion a year. That’s what we provide to cable operators and I don’t know if the Scientific-Atlanta folks break that out so I will leave that commentary to you. But it is — obviously for us it is a fairly significant business and with this, it becomes clearly, more significant. In terms of the latter question, what I will express is the following

Let’s take SBC is a case in point. When SBC chose its set top box suppliers it could have chosen any number of — of low-cost manufacturers from any number of locations. It chose Scientific-Atlanta and Motorola, because of the capabilities of delivering that system level solution. Plug-and-play is an excellent vision and one that we will absolutely subscribe to, but for the time being, the complexity of delivering a video system over an IP infrastructure is very high. There are many, many different parts of this, it’s the fidelity of the last mile access, the bid in the D.SL and multi cast join time, and control play infrastructure, channel changing time, what happens when frames get dropped, and so forth. Those are all issues that require a systems level thinking. And they will require that level of thinking for the foreseeable future. So while we do believe in the future that’s more plug-and-play, for certain, for the short term we believe that the systems level expertise carries the day and this is one of the fundamental expeert tease that Scientific-Atlanta has. Michael.

Unknown Speaker*

I will give you an example, Telewest and others have collected us — selected us as their DVR providers and Telewest uses a conditional access system. They use what used to be middleware but was acquired by sea change and then they actually write their own user interface. We went to them and started eAdvantagizing DVR because we saw how powerful the response was here in the U.S. and went from it was a bad idea to late one day. But what we did there, even though they are using multiple partners, we said we are world-class DVR experts. We know what to tell you, based on all of our primary research and we offered to be the vendor integrators. And so the deal we worked out was that for a period of two years exclusivity, is we are actually managing the program, including the customer of bringing that DVR product to market. An example of when folks bring third-parties in, they still value that kind of expertise we have and we usually use that to leverage getting the deal and/or leverage it into getting the terms and that’s a deal that we’re very pleased with.

Operator

Our next question —

Unknown Speaker*

Next question, please.

Operator

Our next question is from Bill Beckley with Oppenheimer.

Unknown Speaker*

Thank you. You are talking about maintaining Scientific-Atlanta as a separate division within the company, as you integrate it. How does that play when you start looking at integrating sales organizations overseas? Who is doing the selling? It seems to me that Cisco and Scientific-Atlanta’s sales guys are very different. How do you integrate the respective sales guys?

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PRELIMINARY TRANSCRIPT

Nov. 18. 2005 / 8:00AM, CSCO - Cisco Systems, Inc. announces agreement to acquire Scientific-Atlanta, Inc.: Business & Technology Overview with Mike Volpi (CSCO) & Michael Harney (SFA)

Unknown Speaker*

From a logic and obviously we’ll have to do a fair bit of planning but the lodge enis pretty straight forward. — logic is pretty straightforward. We’ll bring the systems we’ll compensate the Cisco sales guy. In the United States, where we have obviously large customers that are mutual customers like Time Warner and Scientific-Atlanta, for the foreseeable future, we’ll keep it that way and then over the next months, we’ll work out exactly how we align the sales organizations, when we have those specific accounts, where we have mutual coverage. Those are accounts that we will go one by one and methodically figure out how we create the right kind of organizational structure. It’s clear in the long term the customer will want one point of contact and we understand that. There are some of those accounts where Scientific-Atlanta has a better and stronger relationship than SYSCO systems does — Cisco Systems does, and there are cases where the other is true. And we’ll go account by account to figure that out but that’s how we’ll look at the compensation and the sales synergies.

Unknown Speaker*

One thing you mentioned there. With the combined entities, the opportunities are going to be very large. This will be a smiling problem.

Unknown Speaker*

So in Europe, internationally, you will retrain Cisco sales guys to sell the Scientific-Atlanta product?

Unknown Speaker*

We will train the Cisco people to offer Scientific-Atlanta product. We do have a plan to potentially introduce a — an overlay sales force that focuses on the IPTV kind of technology so the primary account manager will obviously behave as a central point of coordination but we may have an overlay sales force as we have done security, voice and a couple of other areas that specializes in the area of video. That may require some additional staffing on our part for that specific overlay but it should not require additional staffing from the primary account manager on those primary accounts.

Unknown Speaker*

The other thing that Cisco and Scientific-Atlanta do very well is support their sales force. That will be a compliment to both organizations.

Unknown Speaker*

Thanks.

Operator

Our next question is from BMO.

Unknown Speaker*

Hi, can you hear me?

Unknown Speaker*

Yep, we can.

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PRELIMINARY TRANSCRIPT

Nov. 18. 2005 / 8:00AM, CSCO - Cisco Systems, Inc. announces agreement to acquire Scientific-Atlanta, Inc.: Business & Technology Overview with Mike Volpi (CSCO) & Michael Harney (SFA)

Unknown Speaker*

Just wondering what the integration cost you expect to be. It sounds like, you know, there are going to be some — some challenges in the near term and then how long do you think it will take for these international revenue synergies to take hold? Is that a six month, one year, can you give us some time frame for that?

Unknown Speaker*

So to answer your first question, we don’t have an assessment of integration costs. We don’t believe they are going to be high, because it’s unlike the other transactions where there’s potentially layoffs and, you know, severance charges we don’t have any of that going on here. So we don’t believe that there’s going to be much in the way of costs. Certainly some degree of travel and so forth but not much there. In terms of synergies on the international market, honesty, it’s a little too — honestly, it’s a little too early to say in the cycle. We have reached out to a few customers and asked them some questions in the last 24, 48 hours but that’s far from a quantifiable pipeline so I don’t think that it would be prudent for to us make — to make aus isments on — assessments at that point.

Unknown Speaker*

You many have spotted something, you know, given you are saying it’s in slightly accretive in ‘07, you must have saw some time frame for how long it will train your salespeople torque get the message out. Is there a time frame that you thought of at all before making a deal like this?

Unknown Speaker*

Well, keep in mind that for three months — [ Inaudible ] You know, in my business a good period of time, six to nine months. So it’s a little bit out and frankly, it is really premature for to us give you specific numbers. There I will take the last question. Appraisal.

Operator

Thank you. Our final question is from Patty reate with Gartner.

Unknown Speaker*

Yes, I was wondering, Cisco and Motorola have partnership. I’m wondering if there’s any implications because of this deal.

Unknown Speaker*

Yeah, so, you know, Motorola and one of our competitors juniper actually announced a deal earlier this week. So with that basical — what that basically says is that we are big companies and there are areas where we compete and there are areas where we partner and that is the situation at Motorola. Our partnership with Motorola in the area where we collaborate is principally in the wireless arena, where they — we are a joint solutions set that we sell to customers for other sets of wireless solutions. We hope and believe that that will actually continue in the manner that it’s going today. In the cable space, we have actually been competing with Motorola for quite sometime. If you look at the market share charts, we have the number one CMTS solution, Motorola, I believe, has the number three market share solution of CMTS, so that’s a business where we have been competing historically and I don’t think that that the situation really changes in any material way. We will continue to compete with them in this area.

Unknown Speaker*

Great. Thanks.

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PRELIMINARY TRANSCRIPT

Nov. 18. 2005 / 8:00AM, CSCO - Cisco Systems, Inc. announces agreement to acquire Scientific-Atlanta, Inc.: Business & Technology Overview with Mike Volpi (CSCO) & Michael Harney (SFA)

Unknown Speaker*

You’re welcome. I think that’s all we have time for. We appreciate you listening into us and hopefully we have answered as many of your questions as we could in the time allowable. Our investor relations team and analyst relations team will be at your disposal to answer further questions so please refer to them. And thanks again. And we’ll talk to you soon.

Operator

Ladies and gentlemen, thank you for participating on today’s conference call. If you would like to listen to the call in its entirety, you may call 888-568-0125 or outside the U.S. 203-369-3460. Again, thank you and have a great day. You may disconnect at this time.

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Additional Information and Where to Find It

In connection with the proposed acquisition and required shareholder approval, Scientific Atlanta will file with the Securities and Exchange Commission a preliminary proxy statement and a definitive proxy statement. The proxy statement will be mailed to the shareholders of Scientific-Atlanta. Scientific-Atlanta’s shareholders are urged to read the proxy statement and other relevant materials when they become available because they will contain important information about the acquisition and Scientific-Atlanta. Investors and security holders may obtain free copies of these documents (when they are available) and other documents filed with the SEC at its web site at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by Scientific-Atlanta by going to Scientific-Atlanta’s Investor Relations page on its corporate website at www.scientificatlanta.com.

Scientific-Atlanta and its officers and directors may be deemed to be participants in the solicitation of proxies from Scientific-Atlanta’s shareholders with respect to the acquisition. Information about Scientific-Atlanta executive officers and directors and their ownership of Scientific-Atlanta common stock is set forth in the proxy statement for the Scientific-Atlanta 2005 Annual Meeting of Shareholders, which was filed with the SEC on September 27, 2005. Investors and security holders may obtain more detailed information regarding the direct and indirect interests of the Scientific-Atlanta and its respective executive officers and directors in the acquisition by reading the preliminary and definitive proxy statements regarding the merger, which will be filed with the SEC.

In addition, Cisco and its officers and directors may be deemed to have participated in the solicitation of proxies from Scientific-Atlanta’s shareholders in favor of the approval of the acquisition. Information concerning Cisco’s directors and executive officers is set forth in Cisco’s proxy statement for its 2005 annual meeting of shareholders, which was filed with the SEC on September 26, 2005, and annual report on Form 10-K filed with the SEC on September 19, 2005. These documents are available free of charge at the SEC’s web site at www.sec.gov or by going to Cisco’s Investor Relations Website at http://www.cisco.com/go/investors.

Filed by Scientific-Atlanta, Inc. Pursuant to Rule 14a-12

Under the Securities Exchange Act of 1934

Subject Company: Scientific-Atlanta, Inc.

Commission File No.: 1-5517

The following is a slide presentation given on November 18, 2005 during a conference call with analysts and others in connection with Cisco Systems, Inc.’s definitive agreement to acquire Scientific-Atlanta, Inc.

Cisco Systems, Inc. Industry Conference Call

November 18, 2005

© 2005 Cisco Systems, Inc. All rights reserved.

Cisco Confidential 1

Forward-Looking Statements

FORWARD-LOOKING STATEMENTS

Forward-Looking Statements

This press release contains forward-looking statements which are subject to safe harbors created under the U.S. federal securities laws. These statements include, among others, statements regarding the expected financial performance of Cisco (including earnings projections) following completion of the acquisition, Cisco’s ability to achieve the expected synergies and other strategic benefits as a result of the acquisition, the strengthening of Cisco’s leadership position across the entire networked digital home as a result of the acquisition, and the timeframe during which the acquisition is expected to close. Statements regarding future events are based on the parties’ current expectations and are necessarily subject to associated risks related to, among other things, obtaining Scientific-Atlanta’s shareholder and regulatory approval of the acquisition, the potential impact on the business of Scientific-Atlanta due to uncertainty about the acquisition, the retention of employees of Scientific-Atlanta and the ability of Cisco to successfully integrate Scientific-Atlanta’s market opportunities, technology, personnel and operations and to achieve planned synergies. Therefore, actual results may differ materially and adversely from those expressed in any forward-looking statements. For information regarding other related risks, see the “Risk Factors” section of Cisco’s most recent Form 10-K filed with the SEC on September 19, 2005 and of Cisco’s subsequently filed Forms 10-Q. The parties undertake no obligation to revise or update any forward-looking statements for any reason.

Additional Information and Where to Find It

Scientific-Atlanta has agreed to file a proxy statement in connection with the proposed acquisition. The proxy statement will be mailed to the shareholders of Scientific-Atlanta. Scientific-Atlanta’s shareholders are urged to read the proxy statement and other relevant materials when they become available because they will contain important information about the acquisition and Scientific-Atlanta. Investors and security holders may obtain free copies of these documents (when they are available) and other documents filed with the Securities and Exchange Commission at the SEC’s web site at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by Scientific-Atlanta by going to Scientific-Atlanta’s Investor Relations page on its corporate website at www.scientific-atlanta.com.

In addition, Scientific-Atlanta and its officers and directors may be deemed to be participants in the solicitation of proxies from Scientific-Atlanta’s shareholders with respect to the acquisition. A description of any interests that Scientific-Atlanta’s officers and directors have in the acquisition will be available in the proxy statement. In addition, Cisco and its officers and directors may be deemed to have participated in the solicitation of proxies from Scientific-Atlanta’s shareholders in favor of the approval of the acquisition. Information concerning Cisco’s directors and executive officers is set forth in Cisco’s proxy statement for its 2005 annual meeting of shareholders, which was filed with the SEC on September 26, 2005, and annual report on Form 10-K filed with the SEC on September 19, 2005. These documents are available free of charge at the SEC’s web site at www.sec.gov or by going to Cisco’s Investor Relations Website at http://www.cisco.com/go/investors.

Cisco… Now the Quad Play Leader Data / Voice / Mobility / Video

Video is emerging as the key strategic application in the service provider quadruple play bundle Scientific-Atlanta’s scale, experience builds on Cisco’s commitment / leadership in the service provider market Combined team offers unmatched experience in delivering large-scale video systems and networks Linksys and Scientific-Atlanta combination extends Cisco’s leadership position across the networked digital home Cisco international presence and IP leadership creates strategic synergies that accelerate combined growth opportunity

© 2005 Cisco Systems, Inc. All rights reserved.

Cisco Confidential 3

Scientific-Atlanta…

Completes the “Quad Play” Offering

Video

Win Video, Win the Consumer

Voice

VoIP Becoming Mainstream

Data

Broadband Buildout Ramping

IP Mobility

4	Cisco Confidential

© 2005 Cisco Systems, Inc. All rights reserved.

Cisco Welcomes a World-Class Team

Subscriber Systems

End-to-End Subscriber Systems, DVR & Non-DVR Set tops, HD & standard definition Set tops, System & Client Software, Cable HSD/Voice Modems, Home Networks

SciCARE

Systems Integration, 24/7 Customer Support, Consulting, Remote Maintenance & Network Management, Training Installation and Program Management

Transmission Networks

HFC Networks,

Satellite Systems, Head-ends, Network Management, Digital Transport

Agenda

Market Context

Value of the Combined Company Integration Strategy

© 2005 Cisco Systems, Inc. All rights reserved.

Networking is in Transition

Transport to Services

Network value proposition migrates from bandwidth to rich services

Integrated Architectures for Reduced Complexity & Cost

One network reduces Capex, Opex & complexity

Convergence over IP

Flexibility, adaptability, and robustness make IP the platform of choice for conver

© 2005 Cisco Systems, Inc. All rights reserved.

Cisco Confidential 7

The End User Experience Drives Change

Tightly Coupled Apps, Networks & Devices

Systems level design & integration creates improved user experience

Differentiated user experience driven by the network

Transforming video entertainment

Personalization

21st century consumers expect a customized viewing experience

© 2005 Cisco Systems, Inc. All rights reserved.

Cisco Confidential 8

Video is Key for Service Providers

Video drives the architecture for NGNs HDTV and DVR trends create renewed excitement in the television medium Video is migrating to IP-centric next generation platforms Cable operators are entering a network and STB upgrade cycle Telco IPTV buildout underway

High Definition & DVR

VIDEO ON DEMAND

& Interactive TV

IPTV

© 2005 Cisco Systems, Inc. All rights reserved.

Cisco Confidential 9

SP Video—The Next Investment Wave

Cable operators are entering network and set top box upgrade cycle to deliver advanced video services Telco’s have begun building entirely new infrastructures for video entertainment delivery

Telco IPTV

Cable Video $3.6B $9.9B

2004 2009

CAGR = 22%

Source: Infonetics, Cisco

© 2005 Cisco Systems, Inc. All rights reserved.

Cisco Confidential 10

Agenda

Market Context

Value of the Combined Company Integration Strategy

© 2005 Cisco Systems, Inc. All rights reserved.

Unmatched Experience

Cisco & Scientific-Atlanta

The World’s largest Video/IPTV networks run on the combined company’s infrastructure.

Over 22 Million Explorer Digital STBs

Over 3.7 Million DVR units shipped

Over 2.6 Million HD STBs shipped

Over 50 Million Homes Passed with Over 240 Video Headends deployed globally including some the world’s largest

Over 10M digital video subs get their video streams over Cisco networks

Over 1 Billion IPTV VOD streams will be carried on Cisco networks

© 2005 Cisco Systems, Inc. All rights reserved.

Cisco Confidential 12

What Does Scientific Atlanta Bring to Cisco?

Adds Video Control

Adds Video Headend

Adds:

STB Voice Modems

System Integration

BSS/ OSS

Video HEs

Control

Network

Home

Adds:

Video HE Integration Software Integration

Adds:

Cable Video Edge

HFC Access

System Architecture Synergies

© 2005 Cisco Systems, Inc. All rights reserved.

Cisco Confidential 13

Cisco IP NGN Architecture

Achieving a Whole Greater Than the Sum of the Parts

APPLICATION LAYER

GAMING VIDEO/IPTV

PRESENCE-BASED TELEPHONY

WEB SERVICES

MOBILE APPS

IP CONTACT CENTER

SERVICE LAYER

Service Exchange

Open Framework for Enabling ‘Triple Play on the Move’

(Data, Voice, Video, Mobility)

NETWORK LAYER

Customer Element

Access/ Aggregation

Intelligent Edge

Multiservice Core

Transport

OPERATIONAL LAYER

INTELLIGENT NETWORKING

© 2005 Cisco Systems, Inc. All rights reserved.

Cisco Confidential 14

Cisco IP NGN Video Architecture

Super Head End

APPLICATION LAYER

Partners Encoders Bcast Mux

PowerVu Receivers

SERVICE LAYER NETWORK LAYER

Video Head End Partners

DNCS

SDB Manager

DCM Grooming & Ad Insert

CSCP CBPM CAS/DRM Cisco 7600 Cisco CRS-1

Cisco ONS

15454 MSTP/MSPP

Video Serving Office

Partners

SDB Server

Content Distribution Network

Service Control Engine

Cisco 7600

Continuum Edge QAMs

Prisma II Optics

Cat 4K/3K

Cisco uBR CMTS

GainMaker

Home

Linksys

Explorer STB

WebStar MTA

WebStar CM

© 2005 Cisco Systems, Inc. All rights reserved.

Cisco CRS-1 Cisco XR

12000

Cisco ONS 15600 MSPP

Cisco Confidential 15

Cisco Delivers the Complete Digital Home

Networked Entertainment
Home Networking, Media Sharing Throughout the Home

Voice & Video
Digital, DVR, High Definition

End User

Content
Audio, Video, Interactive Content

Broadband
ADSL2+, FTTx, DOCSIS 3.0, WiFi

Cisco Delivers the Complete Digital Home

Networked Entertainment

Home Networking, Media Sharing Throughout the Home

Content

Audio, Video, Interactive Content

End User

Voice & Video

Digital, DVR, High Definition

Broadband

ADSL2+, FTTx, DOCSIS 3.0, WiFi .

© 2005 Cisco Systems, Inc. All rights reserved.

Cisco Confidential 16

Leadership across the Networked Connected Home

INTEGRATED SERVICES

CONNECTED HOME APPLICATIONS / INTEGRATED SERVICES

Shared TV viewing, Content Anywhere / To Go, PVR Sharing, Unified Messaging

Networked Entertainment

Television

Phones

Computer/ laptop

END USER DEVICES

CONNECTED HOME INFRASTRUCTURE SERVICES

Presence, Discovery, QoS, Security/DRM, SIP, DLNA

Explorer Home Media Server STB

Client STB

Network Attached Storage

Residential Gateway

WebStar Telephony Adaptor

CONNECTED HOME INFRASTRUCTURE

Ethernet MoCA/HPNA 3.0 802.11 G/ N

HomePlug AV

© 2005 Cisco Systems, Inc. All rights reserved.

Cisco Confidential 17

Unmatched Experience in Delivering Large Scale Video Systems & Networks

Experienced experts whose sole focus is to help Service Providers:

Launch new services

Expand, upgrade and build networks Integrate technologies Manage projects Train staff Eliminate bottlenecks Improve processes Increase consumer loyalty and satisfaction Maximize results, revenues and profitability

Wide offerings complementary to SNS & TNS

Software tools NSA, SLA Design, Walk-through

Installation, Proof of performance, Turnkey Systems Integration Project Management

© 2005 Cisco Systems, Inc. All rights reserved.

Cisco Confidential 18

Global Technology and Customer Synergy

	U.S.A.		International	
Cable		Sell complementary product lines		Sell complementary product lines
Telcos		Migrate to IP video		Migrate to IP video

© 2005 Cisco Systems, Inc. All rights reserved.

Cisco Confidential 19

Global Technology and Customer Synergy

U.S.A.

International

Cable Telcos

© 2005 Cisco Systems, Inc. All rights reserved.

Sell complementary product lines

Sell complementary product lines

Migrate to IP video

Migrate to IP video

Cisco Confidential 19

Accelerating the Growth Opportunity

International Expansion
Quadruple Play Integration
Networked Digital Home
Synergies
Video Head-ends
Set Top Boxes
System Integration
Telco / IPTV
Head-end Systems
Set Top Boxes
Data & Voice CPE
Cable
12–16%
10–12%
FY'05–10 CAGR

Note: Not drawn to scale

Accelerating the Growth Opportunity

International Expansion Quadruple Play Integration Networked Digital Home

Video Head-ends Set Top Boxes System Integration

Head-end Systems Set Top Boxes Data & Voice CPE

Synergies

Telco / IPTV

Cable

12–16% 10–12%

FY’05–10 CAGR

Note: Not drawn to scale

© 2005 Cisco Systems, Inc. All rights reserved.

Cisco Confidential 20

Agenda

Market Context

Value of the Combined Company Integration Strategy

© 2005 Cisco Systems, Inc. All rights reserved.

Integration Strategy

Scientific-Atlanta structure will remain intact and will become a new division of Cisco at closing Market opportunities represented by this acquisition will become part of Cisco’s Advanced Technology portfolio Jim McDonald, President & CEO Scientific-Atlanta, will continue to lead the team and report to Mike Volpi, SVP of Routing and Service Provider Technology Group A senior level advisory council consisting of senior management from Cisco and Scientific-Atlanta will oversee the integration efforts of this acquisition

© 2005 Cisco Systems, Inc. All rights reserved.

Cisco Confidential 22

CISCO SYSTEMS

© 2006 Cisco Systems, Inc. All rights reserved.

Cisco Confidential 23

© 2005 Cisco Systems, Inc. All rights reserved.

Cisco Confidential 23

Scientific-Atlanta, Inc.

Fiscal Year 2005 and Q1 FY’06

GAAP vs. Non-GAAP Net Income Reconciliation

	Q1 FY’05 Qtr Ended 10/1/04		Q2 FY’05 Qtr Ended 12/31/04		Q3 FY’05 Qtr Ended 4/1/05		Q4 FY’05 Qtr Ended 7/1/05		FY’05 Fiscal Year Ended 7/1/05		Q1 FY’06 Qtr Ended 9/30/05
(In Millions $, except per share amounts)	GAAP	Pro Forma	GAAP	Pro Forma	GAAP	Pro Forma	GAAP	Pro Forma	GAAP	Pro Forma	GAAP	Pro Forma
Revenue	$452.7	$452.7	$441.7	$441.7	$489.5	$489.5	$527.0	$527.0	$1,910.9	$1,910.9	$490.0	$490.0
Gross Margin (e)	165.8	165.8	163.7	163.7	180.7	180.7	205.1	205.1	715.2	715.2	183.7	185.1
GM %	36.6%	36.6%	37.1%	37.1%	36.9%	36.9%	38.9%	38.9%	37.4%	37.4%	37.5%	37.8%
R&D (e)	38.3	38.3	37.9	37.9	42.8	42.8	44.5	44.5	163.5	163.5	44.3	42.5
SG&A (e)	48.8	48.8	47.9	47.9	51.6	51.6	54.9	54.9	203.1	203.1	57.1	50.6
Gemstar Settlement Expense (a)	—	—	—	—	—	—	33.3	—	33.3	—	—	—
Reserve for SEC Settlement (b)	—	—	—	—	—	—	20.0	—	20.0	—	—	—
Restructuring Expense (c)	—	—	—	—	(0.3)	—	(0.0)	—	(0.3)	—	0.9	—

Operating Expense	87.1	87.1	85.8	85.8	94.1	94.4	152.7	99.4	419.7	366.7	102.2	93.1
Operating Expense%	19.2%	19.2%	19.4%	19.4%	19.2%	19.3%	29.0%	18.9%	22.0%	19.2%	20.9%	19.0%
Operating Profit	78.7	78.7	78.0	78.0	86.5	86.2	52.3	105.6	295.5	348.6	81.4	92.0
Operating Profit %	17.4%	17.4%	17.7%	17.7%	17.7%	17.6%	9.9%	20.0%	15.5%	18.2%	16.6%	18.8%
Interest (Inc)/Exp	(5.6)	(5.6)	(6.6)	(6.6)	(7.8)	(7.8)	(9.8)	(9.8)	(29.8)	(29.8)	(10.4)	(10.4)
Other (Inc)/Exp (d)	(0.2)	(0.2)	1.0	0.4	1.2	(0.0)	0.4	(0.6)	2.4	(0.5)	(0.0)	(0.3)

Profit Before Tax	$84.5	$84.5	$83.5	$84.2	$93.1	$94.1	$61.8	$116.1	$322.9	$378.8	$91.8	$102.6
Income Taxes (f)	$28.6	$28.6	$24.8	$25.0	$31.4	$31.7	$27.3	$38.8	$112.1	$123.9	$31.1	$34.7
Tax Rate	33.9%	33.9%	29.7%	29.7%	33.7%	33.7%	44.2%	33.4%	34.7%	32.7%	33.9%	33.9%

Net Income (a,b,c,d,e,f)	$55.9	$55.9	$58.7	$59.1	$61.7	$62.4	$34.5	$77.3	$210.8	$254.9	$60.7	$67.9

EPS	$0.36	$0.36	$0.38	$0.38	$0.40	$0.40	$0.22	$0.50	$1.36	$1.65	$0.39	$0.44

Fully Diluted Shares Outstanding	155.4	155.4	154.5	154.5	154.3	154.3	154.7	154.7	154.7	154.7	154.9	154.9

Note 1:

Scientific-Atlanta provides pro forma net income and pro forma net income per share data as additional information to help investors better understand its operating results. These measures are not in accordance with, or an alternative for, generally accepted accounting principles and may be different from pro forma measures used by other companies. Scientific-Atlanta believes that this presentation of pro forma results is useful information for management and investors regarding certain additional financial and business trends relating to its financial condition and results of operations. Scientific-Atlanta believes when GAAP net income and GAAP net income per share are viewed in conjunction with pro forma net income and pro forma net income per share, investors are provided with a more meaningful understanding of Scientific-Atlanta’s ongoing operating performance.

A reconciliation between net income on a GAAP basis and pro forma net income is as follows:

GAAP Net Income	$55.9	$58.7	$61.7	$34.5	$210.8	$60.7
(a) Gemstar net settlement expense				$33.3	$33.3
(b) Reserve for potential SEC settlement				$20.0	$20.0
(c) Restructuring			($0.3)	($0.0)	($0.3)	$0.9
(d) (Gain) Loss on on equity securities and misc. items		$0.6	$1.2	$1.0	$2.9	$0.3
(e) Stock-based compensation under SFAS 123R						$9.7
(f) Income tax effect on items above		($0.2)	($0.3)	($11.5)	($11.8)	($3.7)

Non-GAAP Net Income	$55.9	$59.1	$62.4	$77.3	$254.9	$67.9

Additional Information and Where to Find It

In connection with the proposed acquisition and required shareholder approval, Scientific Atlanta will file with the Securities and Exchange Commission a preliminary proxy statement and a definitive proxy statement. The proxy statement will be mailed to the shareholders of Scientific-Atlanta. Scientific-Atlanta’s shareholders are urged to read the proxy statement and other relevant materials when they become available because they will contain important information about the acquisition and Scientific-Atlanta. Investors and security holders may obtain free copies of these documents (when they are available) and other documents filed with the SEC at its web site at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by Scientific-Atlanta by going to Scientific-Atlanta’s Investor Relations page on its corporate website at www.scientificatlanta.com.

Scientific-Atlanta and its officers and directors may be deemed to be participants in the solicitation of proxies from Scientific-Atlanta’s shareholders with respect to the acquisition. Information about Scientific-Atlanta executive officers and directors and their ownership of Scientific-Atlanta common stock is set forth in the proxy statement for the Scientific-Atlanta 2005 Annual Meeting of Shareholders, which was filed with the SEC on September 27, 2005. Investors and security holders may obtain more detailed information regarding the direct and indirect interests of the Scientific-Atlanta and its respective executive officers and directors in the acquisition by reading the preliminary and definitive proxy statements regarding the merger, which will be filed with the SEC.

In addition, Cisco and its officers and directors may be deemed to have participated in the solicitation of proxies from Scientific-Atlanta’s shareholders in favor of the approval of the acquisition. Information concerning Cisco’s directors and executive officers is set forth in Cisco’s proxy statement for its 2005 annual meeting of shareholders, which was filed with the SEC on September 26, 2005, and annual report on Form 10-K filed with the SEC on September 19, 2005. These documents are available free of charge at the SEC’s website at www.sec.gov or by going to Cisco’s Investor Relations Website at http://www.cisco.com/go/investors.